                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      February 25, 1998
                                                 -------------------------------



                                  Colmena Corp.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                        0-27842                 54-1778587
----------------------------      ----------------------    --------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
of incorporation)                                           Identification No.)

                    25100 Detroit Road, Westlake, Ohio 44145
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:    (440) 871-5000
                                                   -----------------------------


                                 Not applicable.
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Not applicable.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         In January 1998, the Board of Directors of the Registrant determined that the firm of Goodman & Company, LLP would not be re-engaged to conduct the audit of the Registrant's financial statements for the fiscal year ended September 30, 1998. The change in control of the Registrant, and the resulting change in principal offices from Virginia to Ohio was a primary reason that Goodman & Company (a local Richmond, Virginia firm) was not re-engaged.

         Goodman & Company, LLP's report on the financial statements of the Registrant for the past three (3) years did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope, or accounting principles except that the report of Goodman & Company on the Company's financial statements for the year ended September 30, 1997, include an explanatory paragraph relating to an uncertainty about the Company's ability to continue as a going concern. There were no disagreements between the Registrant and Goodman & Company, LLP during the past three (3) years and subsequent interim period preceding such dismissal on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreement(s), if not resolved to the satisfaction of Goodman & Company, LLP, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports.

         The Registrant has engaged Ernst & Young, L.P. of Cleveland, Ohio to conduct the audit of the Registrant's financial statements for the fiscal year ended September 30, 1998.


ITEM 5.  OTHER EVENTS.

         Not applicable.


ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of businesses acquired.
                  --------------------------------------------

                  Report of Independent Auditors
                  Combined Balance of Sheet
                  Combined Statement of Income
                  Combined Statement of Shareholders' Interest
                  Combined Statement of Cash Flows
                  Notes to Combined Financial Statements

         (b)      Pro forma financial information.
                  --------------------------------

                  Unaudited Pro Forma Combined Balance Sheet
                  Unaudited Pro Forma Combined Statement of Operations Notes to Unaudited Pro Forma Financial Statements

         (c)      Exhibits.
                  ---------

         2.1* Merger Agreement among Sports-Guard, Inc., RCP Enterprises Group, Inc. and RCP Enterprises Group, LLC dated October 31, 1997

         2.2* Merger Agreement among Sports-Guard, Inc., Tio Mariano Cigar Corp. and Tio Cigars, Inc. dated October 31, 1997

         4.1**    Specimen Common Stock Certificate

         4.2**    (Form of) Stock Purchase Warrant

         4.3***   (Form of) 10% Convertible Notes

         16.1     Letter re: change in certifying accountant

         27.1     Financial Data Schedule
------------------

         * Incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the Fiscal Year ended September 30, 1997 filed on February 25, 1998.

         ** Incorporated herein by reference to the Company's Registration Statement on Form 10-SB filed February 23, 1996.

         *** Incorporated herein by reference to the Company's Registration Statement on Form 10-SB/A filed June 3, 1996.

ITEM 8.  CHANGE IN FISCAL YEAR.

         Not applicable.


ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         Not applicable.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          COLMENA CORP.,
                                          A Delaware Corporation
                                          (Registrant)



Date:  February 24, 1998                  By:__________________________________
                                             Richard C. Peplin, Jr., President

                               Colmena Corporation

                      Audited Combined Financial Statements

    For the Period of June 1, 1997 (Date of Inception) to September 30, 1997


                                    CONTENTS



HISTORICAL FINANCIAL STATEMENTS

Report of Independent Auditors ............................................    7
Combined Balance Sheet ....................................................    8
Combined Statement of Income ..............................................    9
Combined Statement of Changes in Shareholders' Interest ...................   10
Combined Statement of Cash Flows ..........................................   11
Notes to Combined Financial Statements ....................................   12

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Combined Balance ......................................   16
Unaudited Pro Forma Combined Statement ....................................   17
Notes to Unaudited Pro Forma Financial Statements .........................   18

                         Report of Independent Auditors


We have audited the accompanying combined balance sheet of Colmena Corporation (the "Company" as defined in Note A) as of September 30, 1997 and the related combined statements of income, changes in combined shareholders' interest and cash flows for the period of June 1, 1997 (date of inception) to September 30, 1997. These financials are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above, present fairly, in all material respects, the combined financial position of Colmena Corporation at September 30, 1997 and the combined results of its operations and cash flows for the period of June 1, 1997 to September 30, 1997.






Cleveland, Ohio                              Ernst & Young, L.P.

January 23, 1998, except for the fourth paragraph of Note F, as to which the date is February 8, 1998

                               Colmena Corporation

                             Combined Balance Sheet

                               September 30, 1997


ASSETS
Current assets:
  Cash and cash equivalents                                           $   5,022
  Deposits                                                                9,624
  Trade accounts receivable (less allowances
    for doubtful accounts of $388,160)                                  459,709
  Third party settlement receivable                                      51,829
  Prepaid customer base                                                 200,987
                                                                      ----------
  Total current assets                                                  727,171

Non current assets:
  Net assets of discontinued operations                                 182,045
                                                                      ----------

TOTAL ASSETS                                                          $ 909,216
                                                                      ==========

LIABILITIES AND SHAREHOLDERS' INTEREST Current liabilities:
  Accounts payable                                                    $ 151,072
  Deferred revenue                                                       22,993
  Accrued expenses                                                       60,934
  Notes payable to shareholders                                         461,061
                                                                      ----------
Total current liabilities                                               696,060

Combined shareholders' interest                                         213,156
                                                                      ----------

TOTAL LIABILITIES AND SHAREHOLDERS' INTEREST                          $ 909,216
                                                                      ==========


   The accompanying notes are an integral part of these financial statements.

                               Colmena Corporation

                          Combined Statement of Income

    For the Period of June 1, 1997 (Date of Inception) to September 30, 1997


Revenue                                                           $   1,266,414
Cost of revenue                                                         896,220
                                                                  --------------
Gross profit                                                            370,194

Selling, general and administrative                                      39,516
                                                                  --------------
Income from continuing operations                                       330,678
Loss from discontinued operations                                      (119,522)
                                                                  --------------

NET INCOME                                                        $     211,156
                                                                  ==============


   The accompanying notes are an integral part of these financial statements.
                                       -9-

                               Colmena Corporation

                  Combined Statement of Shareholders' Interest

    For the Period of June 1, 1997 (Date of Inception) to September 30, 1997



Shareholders' interest, June 1, 1997 (date of inception)            $        -
Contributions                                                            2,000
Net income                                                             211,156
                                                                    ------------

SHAREHOLDERS' INTEREST, SEPTEMBER 30, 1997                          $  213,156
                                                                    ============


   The accompanying notes are an integral part of these financial statements.

                               Colmena Corporation

                        Combined Statement of Cash Flows

    For the Period of June 1, 1997 (Date of Inception) to September 30, 1997


OPERATING ACTIVITIES
Income from continuing operations                                  $    330,678
Loss from discontinued operations                                      (119,522)
Adjustments to reconcile net income to net cash
  used by operating activities:
    Amortization of prepaid customer base                                82,538
    Deferred revenue                                                     22,993
    Changes in operating assets and liabilities:
      Deposits                                                           (9,624)
      Accounts receivable                                              (459,709)
      Third party settlement receivable                                 (51,829)
      Inventories                                                      (131,945)
      Prepaid customer base                                            (283,525)
      Accounts payable                                                  151,072
      Accrued expenses                                                   60,934
                                                                   -------------
Net cash used by operating activities                                  (407,939)

INVESTING ACTIVITIES
Additions to property and equipment, net                                (50,100)
                                                                   -------------
Net cash used by investing activities                                   (50,100)

FINANCING ACTIVITIES
Notes payable to shareholders                                           461,061
Shareholders' contributions                                               2,000
                                                                   -------------
Net cash provided by financing activities                               463,061
                                                                   -------------
Increase in cash                                                          5,022

Cash at June 1, 1997 (date of inception)                                      -
                                                                   -------------

CASH AT SEPTEMBER 30, 1997                                         $      5,022
                                                                   =============


   The accompanying notes are an integral part of these financial statements.

                               Colmena Corporation

                     Notes to Combined Financial Statements

    For the Period of June 1, 1997 (Date of Inception) to September 30, 1997


A.    THE COMPANY

The accompanying financial statements of Colmena Corporation (the "Company") represent the combined financial statements of RCP Enterprises Group, LLC ("RCP") and Tio Mariano Cigar Corporation ("Tio") and reflect the founder and principal shareholders of each company as the accounting entity. RCP is a newly formed entity engaged in the marketing and distribution of long distance telephone service calling cards and was organized under an operating agreement dated July 15, 1997. RCP had a profit for the period of July 15, 1997 to September 30, 1997 of $330,678. Tio is a newly formed entity engaged in the business of manufacturing and distributing premium hand-rolled cigars and was incorporated on June 1, 1997. Tio, a discontinued operations, incurred a loss for the period of June 1, 1997 to September 30, 1997 of $119,522 (see Note F). The 35% interest of Tio is treated as a minority interest in the combined financial statements. The minority interest was not allocated at an accumulated loss of $37,585.

The Company utilizes several service bureaus to process calls and provide administrative support for calls generated by the use of its service calling. These services are concentrated with one service provider. The Company could be adversely affected if this service bureau was unable or unwilling to continue this relationship. Management believes that there are alternative service bureaus it could use to minimize any adverse impact on the loss of the existing service bureau.

B.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents are composed of highly liquid investments with an original maturity of three months or less.

                              Colmena Corporation

B.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

OTHER ASSETS

Other assets primarily consist of the cost of the customer databases from which the Company markets its service plans net of related accumulated amortization. The cost represents billings from the third party responsible for accumulating this database. These costs are amortized over a twelve month period on an accelerated basis.

Other assets also consist of the cost of services related to deferred revenue. Deferred costs of service are expensed as services are utilized by the customer and, accordingly, are matched with the revenues recognized under the Company's revenue recognition policy.

OTHER ACCRUED EXPENSES

Other accrued expenses included card costs and service costs.

REVENUE RECOGNITION AND COST OF REVENUE

The Company recognizes revenue, less an amount for uncollectible accounts based upon their experience and others in the long distance service calling cards industry and related costs from the selling of their long distance telephone service calling cards at the expiration of its use, generally thirty days or month end. Until the thirty day period has passed, the Company defers all revenues and costs.

THIRD PARTY SETTLEMENT RECEIVABLE

The Company's service bureau, responsible for the billing and collections of the net receivables from the local exchange carriers (LECs), operates under a retrospective payment system. The Company records a third party settlement receivable for its estimates of amounts to be received from the service bureau as it settles with the LECs in future months. Final settlements are usually made six to eight months subsequent to original billing and are subject to reasonable estimates by management and are reported in the financial statements in the period in which the phone services are rendered. Differences between the estimates originally reported in the financial statements and final settlements are included in the statement of income in the period the settlements are made.

                              Colmena Corporation

B.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

The Company has an agreement, with an affiliated company partially owned by the principal shareholder, in effect from June 1, 1997 to May 31, 1998, to bill and collect one of their service plan accounts with the local exchange carrier for predetermined commissions. For the period ended September 30, 1997, the total sales and accounts receivable of $46,068 are related to that account and commissions paid were $21,450. The principal shareholder has agreed to offset a portion of his note receivable of $157,402 (see Note C) if the amount is not paid.

C.    RELATED PARTY TRANSACTIONS

As of September 30, 1997 the Company owes its principal shareholder $157,902 which is due on September 30, 1998 and is noninterest bearing. In addition, $303,159 is due to the shareholders of Tio, which is due on various dates from March 31, 1998 through September 23, 1998 plus interest at a rate of 10%.

Tio has a lease for certain manufacturing facilities located in the Dominican Republic. The lease is for monthly payments of $1,604 up until May, 1998. The principal shareholder has guaranteed the lease.

D.    COMBINED SHAREHOLDERS' INTEREST AND INCOME TAXES

RCP was formed as a limited liability company with total capital of $1,000.

Tio was incorporated as a C Corporation, with 850 shares of common stock and contributed capital of $1,000.

Tio incurred a loss for the period of July 1, 1997 to September 30, 1997 and has a net operating loss of approximately $119,500 which can be carried forward, subject to certain limitations for 15 years. A deferred tax asset of approximately $36,000 has been recorded. Because of the uncertainty surrounding this asset, a valuation allowance for $36,000 is also recorded. RCP is a limited liability company and will be taxed as a partnership until November 10, 1997, the date of the merger.

                              Colmena Corporation

D.    COMBINED SHAREHOLDERS' INTEREST AND INCOME TAXES--CONTINUED

The following represents the unaudited pro forma net income based upon recording a charge in lieu of taxes:

Income from continuing operations as reported           $   330,678
Loss from discontinued operations as reported              (119,522)
                                                      ---------------
Combined net income as reported                             211,156
Pro forma tax provision                                    (115,000)
                                                      ---------------

PRO FORMA NET INCOME (UNAUDITED)                        $    96,156
                                                      ===============

E.    COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company enters into certain activities which may result in claims or assessments against the Company. The Company does not believe these claims or assessments will have a material adverse effect on their financial position.

F.    SUBSEQUENT EVENT

On November 10, 1997 RCP Enterprises was acquired by Sports-Guard Inc., a public trade company, which had no operations as of the merger date. Sports-Guard Inc. issued 3,000,000 shares of stock to complete the acquisition. Also, on November 10, 1997, Tio Marino Cigars, Inc. was acquired by Sports-Guard, Inc. for the issuance of 1,310,000 shares of stock. The transactions are treated for accounting purposes as a reverse purchase acquisition, where Colmena is the accounting acquiror.

Of the 4,310,000 shares issued 3,851,500 shares were issued to the principal shareholders and 458,500 shares were issued to the minority shareholders of Tio. The acquisition of the minority interest will be recorded at historical cost, as the Company believes historical cost approximates fair value.

On January 12, 1998, the Company entered into a nonbinding letter of intent for the purchase of Business Technology Systems, Inc. for an approximate price of $100,000 in cash and 100,000 shares of Colmena stock.
The transaction is expected to close in March 1998.

On February 8, 1998, the Board of Directors made a decision to dispose of Tio. The Company expects to receive at least the net book value of the assets on the sale, which mostly consists of inventory of approximately $132,000 and fixed assets of approximately $50,000. Management expects to complete the dispostition in 1998 by sale to a company engaged in a similar business. Colmena may receive cash or securities as its proceeds. The results of operations of Tio are shown as a discontinued operation in the accompanying financial statements.



                               Colmena Corporation

                   Unaudited Pro Forma Combined Balance Sheet

                               September 30, 1997


                                            Colmena      Sports     Pro Forma   Pro Forma
                                          Corporation  Guard Inc.  Adjustments  Combined
                                          --------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents               $   5,022    $      11    $     (11)   $   5,022
  Deposits                                    9,624            -            -        9,624
  Trade accounts receivable                 459,709            -            -      459,709
  Third party settlement receivable          51,829            -            -       51,829
  Inventories                                     -        2,554       (2,554)           -
  Prepaid expenses                          200,987          291         (291)     200,987
                                        --------------------------------------------------
Total current assets                        727,171        2,856       (2,856)     727,171

Non current assets:
  Net assets of discontinued operations     182,045      182,045

Property, plant and equipment--net                -       26,295      (26,295)           -
                                        --------------------------------------------------

                                          $ 909,216    $  29,151    $ (29,151)   $ 909,216
                                        ==================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
INTEREST
Current liabilities:
Accounts payable and accrued expenses     $ 212,006    $ 193,297    $(193,297)   $ 212,006
Notes payable to shareholders               461,061      168,772     (168,772)     461,061
Deferred revenue                             22,993            -            -       22,993
                                        --------------------------------------------------
Total current liabilities                   696,060      362,069     (362,069)     696,060

Convertible notes                                 -      118,880      (78,880)      40,000
                                        --------------------------------------------------
                                            696,060      480,949     (440,949)     736,060

Combined shareholders' interest             213,156            -     (213,156)           -

Common stock                                      -       59,819      (58,819)       1,000
Paid-in capital                                   -      415,142     (414,142)       1,000
Deficit accumulated during development            -     (926,759)     926,759            -
  stage
Retained earnings                                 -            -      171,156      171,156
                                        --------------------------------------------------
                                            213,156     (451,798)     411,798      173,156
                                        --------------------------------------------------

                                          $ 909,216    $  29,151    $ (29,151)   $ 909,216
                                        ==================================================




                               Colmena Corporation

              Unaudited Pro Forma Combined Statement of Operations


                                      Colmena
                                    Corporation
                                      For the
                                       Period
                                    June 1, 1997
                                      (Date of      Sports
                                     Inception)   Guard Inc.
                                         to       Year Ended
                                     September    September    Pro Forma    Pro Forma
                                        30,          30,
                                        1997         1997     Adjustments    Combined
                                    -----------------------------------------------------

Revenue                              $1,266,414   $        -    $        -    $1,266,414
Costs of revenue                        896,220            -             -       896,220
                                   -----------------------------------------------------
Gross profit                            370,194            -             -       370,194

Selling general and administrative       39,516     (317,015)     (317,015)       39,516
                                   -----------------------------------------------------
Income/(loss) from continuing
  operations before taxes               330,678     (317,015)     (317,015)      330,678
Pro forma tax provision                 115,000            -             -       115,000
                                   =====================================================
Pro net income/(loss) from
  continuing operations              $  215,678   $ (317,015)   $  317,015    $  215,678
                                   =====================================================

Pro forma earning/(loss) per share
  from continuing operations         $      .05   $     (.50)   $     5.78    $      .04
                                   =====================================================

Shares used in computation            4,310,000      634,030        54,800     4,998,830
                                   =====================================================

                                      -17-

                               Colmena Corporation

                Notes to Unaudited Pro Forma Financial Statements




(1) The accompanying pro forma financial information show the combined financial statements of Colmena Inc. and Sports-Guard, Inc.. On November 10, 1997, RCP Enterprises Group, LLC and Tio Mariano Cigars, Inc. (the combined accounting acquiror) were purchased by Sports-Guard, Inc. The combined pro forma financial statements give effect to the merger as of September 30, 1997 and for the year ended September 30, 1997. On February 8, 1998 the Board of Directors made a decision to dispose of Tio. The results of Tio are shown as a discontinued operation.

(2) The transaction described above is treated for accounting purposes as a reverse purchase acquisition, with Colmena as the accounting acquiror.

(3) In June 1997, an investment group, which included the principal shareholder of RCP Enterprises Group, LLC and Tio Mariano Cigars, Inc., purchased a controlling interest in Sports-Guard from the principal shareholder of Sports-Guard. The principal shareholder of Sports-Guard, Inc. agreed to assume all net operating liabilities. However, Colmena is contingently liable on a portion of the operating liabilities to the extent they are not paid by the shareholders. In connection with this transaction, the shareholder loans of Sports-Guard were converted to 250,000 (25,000 post-split) shares of stock; $78,000 of the convertible notes were converted to 78,000 (7,800 post-split) shares of stock; Colmena assumed $40,000, 12% notes due in 1998; and 220,000 (22,000 post-split)
      shares of stock were issued to certain affiliates for promoting the transaction. The $40,000 of shareholder notes assumed was treated as a reduction in shareholders' equity.

(4) The pro forma statement of operations displays a tax provision based upon 34% of taxable earnings. The pro forma earnings per share from continuing operations gives retroactive effect to the 1 for 10 reverse stock split that occurred on November 10, 1997 in connection with the transaction. The pro forma statement of operations gives effect to transaction as if it occurred on June 1, 1997.

                                      -18-